Exhibit 4.9

ELECTION AND AMENDMENT AGREEMENT

KAYAK SOFTWARE CORPORATION

KAYAK Software Corporation, a Delaware corporation (the “Corporation”), and the undersigned stockholders of the Corporation hereby enter into this Election and Amendment Agreement as of April 19, 2012 (the “Effective Date”).

Whereas, the undersigned stockholders include: (a) (i) the Requisite Holders, as such term is defined in the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (ii) the holders of at least 66 2/3% of the Corporation’s Series D Convertible Preferred Stock; and (iii) Daniel Stephen Hafner and/or Paul English; (b) the Requisite Investors and each of the Designators, as such terms are defined in the Sixth Amended and Restated Stock Restriction and Co-Sale Agreement between the Corporation and the other parties thereto (the “Stock Restriction Agreement”); (c) the Requisite Investors and at least one Founder, as such terms are defined in the Sixth Amended and Restated Investor Rights Agreement, as amended, between the Corporation and the other parties thereto (the “Investor Rights Agreement”) and (d) the Requisite Investors, the Holders holding at least two-thirds of the Shares held by the Holders and each of the Designators, as such terms are defined in the Stockholders’ Agreement, dated as of May 6, 2010, as amended, between the Corporation and the other parties thereto (the “Stockholders Agreement”);

Whereas, the Corporation, a private corporation, is contemplating the consummation of a firm commitment underwritten initial public offering of Applicable Common Stock (as defined below) of the Corporation (the “IPO”);

Whereas, in connection with the consummation of the IPO the Corporation may recapitalize its existing Common Stock (as defined in the Certificate of Incorporation) into two new classes of common stock (the “Recapitalization”), namely a Class A Common Stock which shall be issued to the public (the Common Stock, or such Class A Common Stock as is issued in the IPO, as applicable at any time, the “Applicable Common Stock”) and a Class B Common Stock into which all existing capital stock of the Corporation shall be converted prior to the closing of the IPO (the “Class B Common Stock”);

Whereas, the election and agreements set forth herein are important to the IPO process and are otherwise to the mutual benefit of the Corporation and each of the undersigned stockholders;

Now, therefore, in consideration of the foregoing, the legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert Preferred Stock.

a. As used in this Election and Amendment Agreement, the following terms have the following respective meanings:

i. an “Applicable IPO” means an IPO consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended, with an Effective

Time on or prior to December 31, 2012 and the consummation of which has been approved by the Board of Directors of the Corporation, or by any authorized Committee thereof;

ii. the “Closing” means the first sale of shares of Applicable Common Stock by the Corporation to the underwriters pursuant to an Applicable IPO; and

iii. the “Effective Time” means with respect to a Registration Statement, the time that the U.S. Securities and Exchange Commission declares such Registration Statement to be effective.

b. Pursuant to Section B.5O(1) of Article FOURTH of the Certificate of Incorporation, the undersigned stockholders hereby elect, such election to be effected immediately prior to but contingent upon the Closing, that all outstanding shares of Convertible Preferred Stock (as defined in the Certificate of Incorporation) shall automatically convert to shares of Common Stock or, if the Recapitalization has occurred, to shares of Class B Common Stock, in either case pursuant to the conversion procedures set forth in Section B.5O(2) of Article FOURTH of the Certificate of Incorporation as in effect at such time.

c. For purposes of clarity, (i) the foregoing election shall be deemed effected immediately prior to, but contingent upon, the Closing, without any further action by any party hereto, and may not be withdrawn, conditioned or otherwise modified except as provided in Section 11 hereof and (ii) references above to Section numbers in the Certificate of Incorporation will be deemed to be automatically and appropriately adjusted if and to the extent such Section numbers are modified by any amendment to the Certificate of Incorporation effected after the date hereof and prior to the Effective Time.

2. Amendment to the Stock Restriction Agreement. Pursuant to Section 14 of the Stock Restriction Agreement, Section 7 of the Stock Restriction Agreement is hereby amended to delete the phrase “of Common Stock in which” appearing therein, and to insert the following text in lieu thereof:

“of Common Stock (or other class of common stock of the Company) either (i) consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended with an effective time on or prior to December 31, 2012 or (ii) in which”.

3. Amendments and Waiver Relating to the Investor Rights Agreement. Pursuant to Section 15(d) of the Investor Rights Agreement, the parties hereto hereby:

a.	amend the Investor Rights Agreement to delete the definition of “Common Stock” appearing in Section 1 therein and to insert, in lieu thereof, the following: ““Common Stock” shall mean the Common Stock, $.001 par value, of the Company, as constituted as of the date of this Agreement; provided that if the Company has thereafter recapitalized and converted such Common Stock into a class of common stock, then “Common Stock” shall mean such class of common stock and/or any other class of common stock into which such class is convertible, as the context may require.”

b.

amend the Investor Rights Agreement to delete the definition of “Qualified Public Offering” appearing in Section 1 therein and to insert, in lieu thereof, the following: ““Qualified Public Offering” shall mean a firm commitment underwritten public

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offering of Common Stock which either (i) is consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended with an effective time on or prior to December 31, 2012 or (ii) results in aggregate gross proceeds to the Company equal to or in excess of $25,000,000 with a price per share paid by the public for such shares equal to or in excess of $31.09 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after March 22, 2010).”

c.	waive the applicability of Section 12 of the Investor Rights Agreement to an Applicable IPO, to any of the securities issuances contemplated under Section 6 hereof, and to all other agreements and transactions contemplated in this Election and Amendment Agreement.

4. Amendment to the Stockholders Agreement. Pursuant to Section 18 of the Stockholders’ Agreement, Section 10 of the Stockholders’ Agreement is hereby amended to delete such Section in its entirety and to insert, in lieu thereof, the following:

“10. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the completion of a firm commitment underwritten public offering of Common Stock (or other class of common stock of the Company) which either (i) is consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended with an effective time on or prior to December 31, 2012 or (ii) results in aggregate gross proceeds to the Company equal to or in excess of $25,000,000 with a price per share paid by the public for such shares equal or in excess of $31.09 per share (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after March 22, 2010) (a “Qualified Public Offering”); provided, however, that (x) Sections 1 through 3 shall terminate on the earlier of (i) the completion of a Qualified Public Offering and (ii) ten (10) years after the date hereof, (y) Section 8 shall terminate pursuant to the terms as set forth therein and (z) Section 9(a) shall terminate upon the completion of a firm commitment underwritten public offering of Common Stock by the Company.”

5. Amendment to Certificate of Incorporation. Each of the undersigned stockholders hereby consent, in accordance with Section 228 of the Delaware General Corporation Law, to the following actions by written consent and without a meeting, which actions and resolutions shall have the same force and effect as if duly adopted at a special meeting duly called and held at which a quorum was present and acting throughout:

a.	That the Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter Amendment”), substantially in the form attached hereto as Exhibit A, be, and hereby is, approved;

b.	That the appropriate officers of the Corporation be, and each of them acting singly hereby is, authorized to execute the Charter Amendment; and that, the Corporation is hereby authorized to file the Charter Amendment with the Secretary of State of the State of Delaware; and

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c.	That at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the Charter Amendment by the stockholders of the Corporation, the Board of Directors of the Corporation, in its discretion, may abandon and not file such Charter Amendment without further action by the stockholders of the Corporation.

6. Additional Consideration to Certain Holders of Series D Convertible Preferred Stock.

a.	In further consideration for the elections and agreements set forth herein by the Eligible Series D Holders (as defined below), the Corporation agrees to sell to each Eligible Series D Holder, upon such Eligible Series D Holder’s valid Election (as defined below), such number of shares of Applicable Common Stock as is determined pursuant to the further provisions of this Section 6; provided that each of the following holders of Series D Convertible Preferred Stock hereby acknowledge and agree that, notwithstanding their execution of this Election and Amendment Agreement on or prior to May 3, 2012, they shall not be deemed Eligible Series D Holders solely for the purposes of this Section 6.a and the following Section 6.b, and accordingly shall not be eligible to make an Election nor to purchase any Election Shares:

Accel London II L.P.
Accel London Investors 2006 L.P.
GC Entrepreneurs Fund II, L.P.
GC Entrepreneurs Fund III, L.P.
GC Entrepreneurs Fund V, LP
General Catalyst Group II, L.P.
General Catalyst Group III, L.P.
General Catalyst Group V Supplemental, LP
General Catalyst Group V, LP
Sequoia Capital Growth Fund III
Sequoia Capital Growth III Principals Fund
Sequoia Capital Growth Partners III

b.

An “Election” may be made by an Eligible Series D Holder solely upon the terms and conditions set forth in this Section 6.b: such Eligible Series D Holder must deliver to the Corporation during the Election Period a written notice specifying that such Eligible Series D Holder elects to purchase from the Corporation either all of such Eligible Series D Holder’s Election Shares or such lesser number of whole Election Shares as is specified therein by such Eligible Series D Holder and, within seven (7) Business Days of the Closing, the payment of the Per Share

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Price multiplied by the number of Election Shares specified in such written notice, by wire transfer of immediately available funds pursuant to the wiring instructions of the Corporation attached hereto as Exhibit B. A written Election notice must be delivered by one of the following methods, and will be deemed delivered solely upon receipt thereof by the Corporation: (a) by-hand delivery to the Chief Financial Officer of the Corporation (b) by a recognized overnight courier service, with certification of receipt requested, to the Chief Financial Officer of the Corporation at KAYAK Software Corporation, 55 North Water Street, Suite 1, Norwalk CT 06854 or (c) by email to each of mreiter@kayak.com and kklein@kayak.com. The closing of the purchase of Election Shares by an Eligible Series D Holder pursuant to a properly made Election shall occur upon timely receipt of the purchase price by the Corporation and, upon receipt of such payment, the Corporation shall issue to such Eligible Series D Holder the Election Shares paid for as evidenced by a stock certificate, with appropriate legends, promptly after such closing. The Corporation hereby expressly confirms, represents and warrants that the elections and agreements set forth herein by the Eligible Series D Holders and the further cash consideration specified above collectively constitute due and valid consideration in respect of any such issuance of Election Shares, and that each such share of Applicable Common Stock shall, upon issuance, be validly issued, fully paid and non-assessable.

c.	In the event of a Closing of an Applicable IPO in which the Per Share Price is less than $27.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after the date hereof), then in further consideration for the elections and agreements set forth herein by the Eligible Series D Holders, and without the requirement of any cash payment or any further action by the Eligible Series D Holders, the Corporation agrees to issue to each Eligible Series D Holder (including any Eligible Series D Holder listed in 6.a), within five (5) Business Days after the Closing, the number of True-Up Shares applicable to such Eligible Series D Holder as evidenced by a stock certificate with appropriate legends. The Corporation hereby expressly confirms, represents and warrants that the foregoing specified consideration constitutes due and valid consideration in respect of any such issuance of True-Up Shares, and that each such share of Applicable Common Stock shall, upon issuance, be validly issued, fully paid and non-assessable.

d.	It is expressly understood and agreed that: (i) an Election may only be made during the Election Period, if any; (ii) an Election Period may never occur; and (iii) the Corporation makes no representation or covenant that an Applicable IPO will be consummated.

e.

The Corporation shall, not later than two calendar days after the Closing of an Applicable IPO in which the Per Share Price is less than $31.09 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after the date hereof), provide by written notice to each Eligible Series D Holder a copy of the final Exhibit C hereto, reflecting any exercise of the Series D Convertible Preferred Stock warrant held by Gold Hill Venture Lending 03, L.P. Such written

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notice shall be provided to each Eligible Series D Holder by email to the address specified by such Eligible Series D Holder on Exhibit C hereto at the time of such stockholder’s execution hereof; provided that if any Eligible Series D Holder does not provide an email address pursuant to this sentence, the Corporation shall provide such notice to such stockholder by US Mail at the address for such stockholder set forth in the Series D Convertible Preferred Stock Purchase Agreement dated December 20, 2007.

f.	As used in this Section 6, the following terms have the following meanings:

i. “Business Day” means any day on which national banking institutions in the State of New York are open to the public for conducting business and are not required to close.

ii. “Election Period” means the period, if any, commencing the day of the Closing in which the Corporation and the underwriters establish a final Per Share Price which is less than $31.09, and ending at 5:00 p.m., East Coast time, on the fifth Business Day following such date. Upon request at or after any such Closing, the Corporation will confirm the date of such Closing and the date upon which the Election Period expires.

iii. “Election Shares” means, with respect to any Eligible Series D Holder, a number of shares of Applicable Common Stock calculated as follows: (i) dividing Twenty Million Dollars ($20,000,000) by the Per Share Price, and then (ii) multiplying the number determined in clause (i) by a fraction, the numerator of which is the number of outstanding shares of Series D Convertible Preferred Stock registered in the name of such Eligible Series D Holder at the close of business on May 3, 2012, and the denominator of which is the total number of shares of Series D Convertible Preferred Stock outstanding at the close of business on May 3, 2012, and finally (iii) rounding the aggregate number determined in clause (ii) up or down, as applicable, to the nearest whole number of shares;

iv. “Eligible Series D Holder” means each holder of Series D Convertible Preferred Stock of the Corporation that has executed and delivered to the Corporation this Election and Amendment Agreement on or prior to May 3, 2012.

v. “Per Share Price” means the final price per share to the public in the Applicable IPO.

vi. “True-Up Shares” means, with respect to any Eligible Series D Holder a number of shares of Applicable Common Stock calculated as follows: (i) determining the amount, if any, by which $27.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event occurring after the date hereof) exceeds the Per Share Price and then (ii) dividing such excess amount determined in clause (i) by the Per Share Price, and then (iii) multiplying the amount determined in clause (ii) by the number of outstanding shares of Series D Convertible Preferred Stock registered in the name of such Eligible Series D Holder at the close of business on May 3, 2012 and finally (iv) rounding the aggregate number determined in clause (iii) up or down, as applicable, to the nearest whole number of shares.

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7. Certain Representations and Warranties by the Stockholders. Each of the undersigned stockholders, severally and not jointly, represents and warrants that:

a.	If such stockholder is an Eligible Series D Holder, then (i) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”); (ii) it will acquire the Applicable Common Stock to be acquired by it hereunder for its own account and that such stock is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (iii) it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 under the Securities Act, all certificates evidencing any of the Applicable Common Stock purchased hereunder shall bear a legend, prominently stamped or printed thereon, to the effect that such securities may not be sold other than pursuant to a registered offering or an applicable registration exemption under the Securities Act; and (iv) at the time of execution hereof and through the close of business on May 3, 2012, such Eligible Series D Holder is the owner of the number of shares of Series D Convertible Preferred Stock set forth opposite such stockholder’s name on Exhibit C hereto;

b.	The execution, delivery and performance by such stockholder of this Election and Amendment Agreement has been duly authorized by all requisite corporate, limited liability, partnership or other action, as applicable, of such stockholder. Such stockholder has duly authorized, executed and delivered this Election and Amendment Agreement and this Election and Amendment Agreement constitutes the valid and binding obligation of such stockholder enforceable in accordance with its terms; and

c.	None of (i) the execution and delivery of this Election and Amendment Agreement, (ii) the consummation of the transactions, elections and consents contemplated by this Election and Amendment Agreement, nor (iii) the purchase (or receipt) of Applicable Common Stock hereunder by such stockholder, has constituted or resulted in or will constitute or result in (A) a default under or violation of any term or provision of any agreement or arrangement to which such stockholder is a party or by which such stockholder is bound, (B) a default under or violation of such stockholder’s organizational and/or operating documents or (C) violate any applicable law, statute, rules or regulations.

8. Certain Representations and Warranties by the Corporation. The Corporation represents and warrants that:

a.	The execution, delivery and performance by the Corporation of this Election and Amendment Agreement has been duly authorized by all requisite corporate action of the Company, including any required stockholder approval. The Corporation has duly authorized, executed and delivered this Election and Amendment Agreement and this Election and Amendment Agreement constitutes the valid and binding obligation of the Corporation enforceable in accordance with its terms; and

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b.	Subject to the accuracy of the representations and warranties set forth in Section 7.a, none of (i) the execution and delivery of this Election and Amendment Agreement, (ii) the consummation of the transactions contemplated by this Election and Amendment Agreement, nor (iii) the purchase (or receipt) of Applicable Common Stock hereunder by an Eligible Series D Holder, has constituted or resulted in or will constitute or result in (A) a default under or violation of any term or provision of any agreement or arrangement to which the Corporation is a party or by which the Corporation is bound, (B) a default under or violation of the Corporation’s Certificate of Incorporation or By-laws or (C) violate any applicable law, statute, rules or regulations.

9. Lock-Up Acknowledgement. Each Eligible Series D Holder hereby affirms and agrees that any shares of Applicable Common Stock that it purchases and/or receives hereunder are bound by the restrictions set forth in the Lock-Up Letter agreement executed by such Eligible Series D Holder in favor of Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc.

10. Counterparts. This Election and Amendment Agreement may be executed in counterparts. For purposes of clarity, it is understood and agreed that (i) one or more stockholders listed on the signature pages hereof may not execute this Election and Amendment Agreement and (ii) notwithstanding the foregoing, this Election and Amendment Agreement shall be effective as to each signatory hereto upon such signatory’s execution hereof.

11. Amendments, Waivers, etc. No provision of this Election and Amendment Agreement may be amended, waived, terminated, withdrawn or otherwise modified except pursuant to, and any provision of this Election and Amendment Agreement may be amended, waived, terminated, withdrawn or otherwise modified solely by, a written consent executed by the (i) Corporation, (ii) holders of at least 66 2/3% of the Corporation’s Series D Convertible Preferred Stock and (iii) the Requisite Investors; provided that the Corporation may update Exhibit C to reflect any exercise of the Series D Convertible Preferred Stock warrant held by Gold Hill Venture Lending 03, L.P. The Corporation may not assign any of its rights or obligations hereunder without the prior written consent of (i) holders of at least 80% of the Corporation’s Series D Convertible Preferred Stock and (ii) the Requisite Investors; none of the undersigned stockholders may assign any of its rights or obligations hereunder without the prior written consent of the Corporation.

12. Governing Law. This Election and Amendment Agreement shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

13. Expenses. Each party shall bear its own expenses and legal fees in connection with the execution of this Election and Amendment Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Election and Amendment Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

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14. Survival. All representations and warranties made as set forth in this Election and Amendment Agreement shall survive the execution of this Election and Amendment Agreement and the consummation of the transactions contemplated herein.

In witness whereof, the Corporation and the undersigned stockholders have executed this Election and Amendment Agreement as of the date first written above.

[signature pages follow]

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CORPORATION:

KAYAK SOFTWARE CORPORATION

By:	/s/ Daniel Stephen Hafner
Name:	Daniel Stephen Hafner
Title:	President

[The remainder of this page is intentionally left blank]

STOCKHOLDERS:

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner	Paul English

ACCEL LONDON II L.P.		ACCEL LONDON INVESTORS 2006 L.P.

By: Accel London II Associates L.P.		By: Accel London II Associates L.L.C.
Its General Partner		Its General Partner

By: Accel London II Associates L.L.C.
Its General Partner

By:	/s/ Jonathan Biggs	By:	/s/ Jonathan Biggs
Name:	Jonathan Biggs	Name:	Jonathan Biggs
Title:	Attorney in Fact	Title:	Attorney in Fact

GENERAL CATALYST GROUP II, L.P.		GENERAL CATALYST GROUP III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND II, L.P.		GC ENTREPRENEURS FUND III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP V, L.P.		GC ENTREPRENEURS FUND V, L.P.

By: General Catalyst Partners V, L.P. Its General Partner		By: General Catalyst Partners V, L.P. Its General Partner

By: General Catalyst GP V, LLC Its General Partner		By: General Catalyst GP V, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By: General Catalyst Partners V, L.P. Its General Partner

By: General Catalyst GP V, LLC Its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

SEQUOIA CAPITAL XI

SEQUOIA TECHNOLOGY PARTNERS XI

SEQUOIA CAPITAL XI PRINCIPALS FUND

By: SC XI Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Managing Member

SEQUOIA CAPITAL GROWTH FUND III
SEQUOIA CAPITAL GROWTH PARTNERS III
SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By:	SCGF III Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Managing Member

TRIDENT CAPITAL FUND-V, L.P
TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.
TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.
TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.
TRIDENT CAPITAL PARALLEL FUND-V, C.V.

Executed on behalf of the foregoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:

(signature)

(print name)

NORWEST VENTURE PARTNERS VII-A, LP	NORWEST VENTURE PARTNERS X, LP

By: Itasca VC Partners VII-A, LLC	By: Genesis VC Partners X, LLC
Its General Partner	Its General Partner

By:	By:
Name:	Name:
Title:	Title:

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By: Oak Associates XII, LLC, its General Partner

By:	/s/ Iftikar A. Ahmed
Name:	Iftikar A. Ahmed
Title:	Managing Member

TENAYA CAPITAL V, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:

Name:

Title:

TENAYA CAPITAL V-P, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:

Name:

Title:

TENAYA CAPITAL B, LP

By:

By:

By:

Name:

Title:

GOLD HILL VENTURE LENDING 03, L.P.

By:
Name:
Title:

Matthias Zahn

Wolfgang Heigl

Andreas Stegmann

Pierre Jacoby-Schrade

Christian Saller

Exhibit A

Charter Amendment

EIGHTH AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KAYAK SOFTWARE CORPORATION

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

KAYAK Software Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

1) That the name of this corporation is KAYAK Software Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on January 14, 2004 under the name Travel Search Company, Inc.;

2) That the Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor;

3) That the Board of Directors of the Corporation directed that such amendment be submitted to the stockholders of the Corporation for their consent and approval and, in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

4) That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the DGCL; which resolutions and consent setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation, as amended, be further amended to delete the word “and” appearing immediately before clause (ix) in subparagraph B.5E of Article FOURTH and to insert the following new clause (x) in such subparagraph B.5E of Article FOURTH:

“; and (x) shares of Common Stock issued, or deemed issued, pursuant to (A) a firm commitment underwritten public offering consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended, with an effective time on or prior to December 31, 2012 and/or (B) pursuant to the terms of that certain Election and Amendment Agreement, dated on or about April 19, 2012, by and between the Corporation and the other parties thereto”.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF this Eighth Amendment to Amended and Restated Certificate of Incorporation has been executed by the undersigned this 18th day of April, 2012.

KAYAK SOFTWARE CORPORATION

Name:	Daniel Stephen Hafner
Title:	Chief Executive Officer

Exhibit B

Wire Instructions

Remit payment by wire as follows:

Silicon Valley Bank

3003 Tasman Drive

Santa Clara, CA 95054

Routing & Transit #:

Swift Code:

Beneficiary: Kayak Software Corporation

Beneficiary Account #:

Exhibit C

Holders of Series D Convertible Preferred Stock

HOLDER	Series D Shares		Email address (optional)
Accel London II L.P.	472,567
Accel London Investors 2006 L.P.	9,890
GC Entrepreneurs Fund II, L.P.	8,770
GC Entrepreneurs Fund III, L.P.	8,423
GC Entrepreneurs Fund V, LP	29,594
General Catalyst Group II, L.P.	232,461
General Catalyst Group III, L.P.	232,808
General Catalyst Group V Supplemental, LP	945,196
General Catalyst Group V, LP	472,598
Gold Hill Venture Lending 03, L.P.	48,246	*
Norwest Venture Partners VII-A, LP	120,615
Norwest Venture Partners X, LP	120,615
Oak Investment Partners XII, Limited Partnership	2,171,058
Sequoia Capital Growth Fund III	1,816,181
Sequoia Capital Growth III Principals Fund	93,790
Sequoia Capital Growth Partners III	19,877
Tenaya Capital B, LP	241,231
Tenaya Capital V, LP	567,163
Tenaya Capital V-P, LP	156,531
Trident Capital Fund-V Affiliates Fund (Q), L.P.	1,199

Trident Capital Fund-V Affiliates Fund, L.P.	1,256
Trident Capital Fund-V Principals Fund, L.P.	6,255
Trident Capital Fund-V, L.P.	216,100
Trident Capital Parallel Fund-V, C.V.	16,418

*	Subject to increase to up to 110,246 shares in total, if and to the extent an outstanding warrant to purchase 62,000 shares of Series D Convertible Preferred Stock is exercised.